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                                                                     EXHIBIT 23.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115672, 333-45249 and 333-45251) and on Form
S-3 (No. 333-114730) of Getty Realty Corp. of our report dated March 15, 2007 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 15, 2007 relating to the financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
March 15, 2007